Exhibit 99.2

Healthcare Realty Trust Incorporated
Consolidated Statements of Income
(Unaudited)

	Restated
	Three Months Ended
	March 31,

(dollars in thousands, except per share data)	2003	2002

Revenues
Master lease rental income	$22,905	$22,853
Property operating income	19,801	18,290
Straight line rent	665	1,011
Mortgage interest income	2,681	3,784
Interest and other income	1,580	694

	47,632	46,632
Expenses
General and administrative	2,669	2,509
Property operating expenses	7,661	6,961
Interest	8,446	8,939
Depreciation	10,280	9,869
Amortization	13	42

	29,069	28,320

Net income before net gain (loss) on sale of real estate properties	18,563	18,312
Net gain (loss) on sale of real estate properties	0	0

Income from continuing operations	18,563	18,312
Discontinued operations
Operating income from discontinued operations	5	1,865
Gain (loss) on sale of real estate properties	0	(329)

	5	1,536

Net income	$18,568	$19,848

Basic earnings per common share
Income from continuing operations per common share	$0.45	$0.41
Discontinued operations per common share	0.00	0.04

Net income per common share	$0.45	$0.45

Diluted earnings per common share
Income from continuing operations per common share	$0.45	$0.40
Discontinued operations per common share	0.00	0.04

Net income per common share	$0.45	$0.44

Weighted average common shares outstanding — Basic	40,819,618	40,486,486

Weighted average common shares outstanding — Diluted	41,615,403	41,434,098

Dividend declared, per common share, during the period	$0.61	$0.59